Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of October 3, 2016 (this “Agreement”), is by and among Henderson Group plc, a company incorporated in Jersey (“Henderson”); Dai-ichi Life Holdings, Inc., a Japanese corporation (the “Janus Stockholder”); and Janus Capital Group Inc., a Delaware corporation ( “Janus”).

WHEREAS, as of the date hereof, the Janus Stockholder is the record and beneficial owner (used herein as defined under Rule 13d-3 under the Exchange Act) of, and has the sole right to vote and dispose of, 36,382,545 shares of common stock (the “Janus Common Stock”), par value $0.01 per share, of Janus (all such shares of Janus Common Stock, together with any shares of Janus Common Stock acquired by the Janus Stockholder after the date hereof, whether pursuant to purchase or otherwise, and including any shares of Janus Common Stock that the Janus Stockholder acquires beneficial ownership over, the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Henderson, Horizon Orbit Corp., a Delaware corporation and a subsidiary of Henderson (“Merger Sub”), and Janus are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”; terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement), pursuant to which, among other things, Merger Sub will be merged with and into Janus (the “Merger”), with Janus being the surviving corporation, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Henderson, Janus and the Janus Stockholder are entering into (i) the Amended and Restated Investment and Cooperation Agreement, dated as of the date hereof (the “Investment Agreement”), and (ii) the Option Agreement, dated as of the date hereof (together with the Investment Agreement, the “Strategic Agreements”); and

WHEREAS, as a condition to their willingness to enter into and perform their obligations under the Merger Agreement and the Strategic Agreements, Henderson and Janus have requested that the Janus Stockholder enter into this Agreement, and the Janus Stockholder has agreed to do so in order to induce Henderson and Janus to enter into, and in consideration of their entering into, the Merger Agreement and the Strategic Agreements.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE; IRREVOCABLE PROXY

Section 1.1                                    Agreement to Vote.

(a)                                 During the Voting Period (as defined below), except to the extent waived in writing by Henderson and Janus, each in its sole and absolute discretion, at any meeting of the stockholders of Janus, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Janus or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of Janus is sought, the Janus Stockholder shall vote (or cause to be voted) all of the Janus Stockholder’s Subject Shares:  (i) in favor of adoption of the Merger Agreement and as may be otherwise reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement; (ii) in favor of any adjournment or postponement recommended by Janus with respect to any stockholder meeting with respect to the Merger Agreement and the Merger; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):  (A) any Janus Alternative Transaction or any other proposal, action, agreement or transaction that would reasonably be expected to materially impede or interfere with, delay, postpone or otherwise adversely affect this Agreement or the timely consummation of the Transactions; and (B) any change in the present dividend policy or capitalization of, including the voting rights of any class of capital stock of, Janus or any amendment of Janus’s certificate of incorporation or by-laws.  “Voting Period” means the period from and including the date of this Agreement through and including the earliest to occur of (A) the Effective Time or (B) the termination of the Merger Agreement in accordance with its terms.

(b)                                 During the Voting Period, except to the extent waived in writing by Henderson and Janus, each in its sole and absolute discretion, at any meeting of the stockholders of Janus, however called, or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of Janus is sought, the Janus Stockholder shall, or shall cause the holder of record of its Subject Shares on any applicable record date to, appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c)                                  The Janus Stockholder hereby represents, covenants and agrees that it: (i) has not entered into, and shall not enter into, any agreement or understanding with any Person to vote or give instructions with respect to any Subject Shares; and (ii) has not granted, and shall not grant any proxy, consent or power of attorney with respect to any Subject Shares, in each case in any manner inconsistent with the terms of this Agreement.

(d)                                 THE JANUS STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS HENDERSON AND ANY DESIGNEE OF HENDERSON, AND EACH OF THEM INDIVIDUALLY, SUCH JANUS STOCKHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF THE JANUS STOCKHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF STOCKHOLDERS OF JANUS, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE SUBJECT SHARES OWNED OR HELD BY THE JANUS STOCKHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 1.1(a) HEREOF DURING THE VOTING PERIOD, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE JANUS STOCKHOLDER COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS.  THE PROXY GRANTED PURSUANT TO THIS SECTION 1.1(d) IS

COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT.  THE JANUS STOCKHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.  THE JANUS STOCKHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SUBJECT SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 1.1(a) HEREOF, AND NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY SUCH JANUS STOCKHOLDER.  HENDERSON MAY TERMINATE THIS PROXY WITH RESPECT TO THE JANUS STOCKHOLDER AT ANY TIME AT ITS SOLE ELECTION BY WRITTEN NOTICE PROVIDED TO THE JANUS STOCKHOLDER.  THE PROXY GRANTED BY THE JANUS STOCKHOLDER SHALL BE AUTOMATICALLY REVOKED UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE JANUS STOCKHOLDER

The Janus Stockholder hereby represents and warrants to Henderson and Janus as follows:

Section 2.1                                    Authority.  The Janus Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Janus Stockholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Janus Stockholder and, assuming the due authorization, execution, and delivery of this Agreement by Henderson and Janus, this Agreement constitutes a legal, valid, and binding obligation of the Janus Stockholder, enforceable against the Janus Stockholder in accordance with its terms.

Section 2.2                                    Ownership of Subject Shares; Total Shares.  As of the date hereof, the Janus Stockholder is the record or beneficial owner of, and has good title to, all of the Subject Shares, free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever (including any restriction on the right to vote, tender or otherwise transfer such Subject Shares), except as provided hereunder, pursuant to the Investment Agreement or pursuant to any applicable restrictions on transfer under the Securities Act.  As of the date hereof, the Janus Stockholder does not own, beneficially or otherwise, any shares of Janus Common Stock or other securities of Janus other than the Subject Shares.

Section 2.3                                    Power.  As of the date hereof, the Janus Stockholder has sole and exclusive voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to dispositions contemplated by this Agreement, and sole and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Janus Stockholder’s Subject Shares, with no limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

Section 2.4                                    Consents and Approvals; No Violation; No Litigation.  (i) Except as may be set forth in the Merger Agreement (including filings as may be required under applicable securities laws) and any filing required under Sections 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Janus Stockholder and the consummation by the Janus Stockholder of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by the Janus Stockholder, the consummation by the Janus Stockholder of the transactions contemplated by this Agreement or compliance by the Janus Stockholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents, if applicable, of the Janus Stockholder, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, Contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind by which the Janus Stockholder or any of its assets or properties is bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to the Janus Stockholder, except in each case under clauses (B) and (C), where the absence of filing or authorization, conflict, violation, breach, or default would not prevent or materially impair or materially adversely affect the ability of the Janus Stockholder to perform the Janus Stockholder’s obligations hereunder on a timely basis.  There is no suit, action, claim, investigation or proceeding pending or threatened or, to the knowledge of the Janus Stockholder, contemplated against or affecting the Janus Stockholder before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis or to consummate the transactions contemplated hereby on a timely basis.

Section 2.5                                    No Broker.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions or the transactions contemplated hereby based upon arrangements made by or on behalf of the Janus Stockholder (other than in respect of arrangements for which the Janus Stockholder will be solely responsible).

ARTICLE III

COVENANTS OF THE JANUS STOCKHOLDER

The Janus Stockholder covenants and agrees as follows:

Section 3.1                                    Changes in Shares.  Except for (x) a Permitted Voting Agreement Transfer (as defined below) and (y) a Transfer pursuant to Section 4.1(a)(v) or Section 4.2(y) of the Investment Agreement, the Janus Stockholder agrees with, and covenants to, Henderson and Janus not to: (i) offer to Transfer, Transfer or consent to Transfer any of the Subject Shares or beneficial ownership (including any voting interest) therein; (ii) tender any or all of the Subject

Shares into any exchange or tender offer commenced by any person other than Henderson or any Affiliate of Henderson, (iii) enter into any Contract, option or other agreement, arrangement or understanding (including any profit sharing arrangement) with respect to any Transfer of any or all Subject Shares or any interest therein; or (iii) request that Janus register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Janus Stockholder’s Subject Shares.  “Permitted Voting Agreement Transfer” means a Transfer of the Subject Shares: (i) that is permitted under Section 4.2(x) of the Investment Agreement and (ii) where such transferee has agreed, as a condition to any such Transfer, in a written joinder agreement or similar written instrument in favor of Henderson and Janus, to be bound by the provisions hereof in respect of all of the Subject Shares to be so Transferred (provided that in the event such transferee ceases to be an Affiliated Transferee (as defined in the Investment Agreement) during the term hereof, such Subject Shares shall be Transferred back to the Janus Stockholder pursuant to Section 4.3(a) of the Investment Agreement and remain Subject Shares hereunder.

Section 3.2                                    Additional Securities.  In the event the Janus Stockholder becomes the record or beneficial owner of (i) any shares of Janus Common Stock or any other securities of Janus, (ii) any securities which may be converted into or exchanged for such shares or other securities or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, “Additional Securities”), such Additional Shares will become Subject Shares and the terms of this Agreement and the covenants applicable to the Subject Shares hereunder shall apply to such Additional Securities as though owned by the Janus Stockholder on the date of this Agreement.

Section 3.3                                    Stockholder Capacity.  The Janus Stockholder is entering into this Agreement solely in its capacity as the record or beneficial owner of its Subject Shares.  Nothing contained in this Agreement shall limit the rights and obligations of the Janus Stockholder, any of its affiliates, Representatives or any employee of any of its affiliates in his or her capacity as a director or officer of Janus, and the agreements set forth herein shall in no way restrict any director of Janus in the exercise of his or her fiduciary duties as a director of Janus in his or her capacity as such, including participating on behalf of, and in his or her capacity as a director or officer of, Janus in any discussions or negotiations with Henderson or any party making a Janus Alternative Transaction in accordance with the Merger Agreement.  The Janus Stockholder shall have no liability to Henderson or any of their respective Affiliates under this Agreement as a result of any action or inaction by any employee of the Janus Stockholder acting in his capacity as a director of Janus, so long as such employee of the Janus Stockholder, when acting in his capacity as a director or officer of Janus, complies with the Merger Agreement, the Investment Agreement and the terms of this Agreement.

Section 3.4                                    Documentation and Information.  The Janus Stockholder (i) consents to and authorizes the publication and disclosure by Henderson and Janus and their respective affiliates of its identity and holding of such Janus Stockholder’s Subject Shares and the nature of its commitments and obligations under this Agreement (including the public disclosure of this Agreement) in any announcement or disclosure required by the SEC or other Governmental Entity, or any other disclosure document in connection with the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Henderson or Janus (as applicable) any information it may reasonably require for the preparation of any such disclosure documents.  The Janus Stockholder agrees to promptly notify Henderson or Janus (as applicable) of any required corrections with respect to any written information supplied by it for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

ARTICLE IV

TERMINATION

Section 4.1                                    Termination.  This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon expiration of the Voting Period. In the event of termination of this Agreement pursuant to this Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any breach hereof prior to such termination.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

(b)                                 Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, of any Delaware state or federal court within the State of Delaware), in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) except as set forth below, agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware state or federal courts within the State of Delaware, as described above.  Each of Henderson, Janus and the Janus Stockholder irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 5.5 and Schedule I, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(c)                                  EACH OF HENDERSON, JANUS AND THE JANUS STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 5.2                                    Specific Performance.  The Janus Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements of the Janus Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (b) Henderson and Janus are and will be relying on such covenants, obligations and agreements in connection with entering into the Merger Agreement and the performance of Henderson’s and Janus’s obligations thereunder, and (c) a violation of any of the covenants, obligations or agreements of the Janus Stockholder contained in this Agreement will cause Henderson and Janus irreparable injury for which adequate remedies are not available at law. Therefore, the Janus Stockholder agrees that Henderson and Janus shall be entitled to an injunction, restraining order or the other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Janus Stockholder, as the case may be, from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies Henderson or Janus may have under applicable Law.

Section 5.3                                    Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that Henderson may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any affiliate of Henderson, but no such assignment shall relieve Henderson from its obligations under this Agreement. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 5.4                                    Amendments, Waivers, etc.  Neither this Agreement nor any term hereof may be amended other than by an instrument in writing signed by Henderson, Janus and the Janus Stockholder. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

Section 5.5                                    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile (upon confirmation of receipt) on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

If to the Janus Stockholder, to:

Dai-ichi Life Holdings, Inc.
13-1, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100-8411, Japan
Attn:                    Chief of Asset Management Business Unit
Fax:                       +81 (3) 5221-3971

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York  10017
Attn:                    George R. Bason, Jr.
                                                Michael Davis
Fax:                       +1 (212) 701-5800

If to Henderson, to:

Henderson Group plc
201 Bishopsgate
London
EC2M 3AE

United Kingdom
Attention:  General Counsel
Facsimile:  +44 (0)20 7818 1819

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY  10022
United States of America

Attention:  Peter D. Lyons, Esq.
Email:  peter.lyons@freshfields.com
Attention:  Matthew F. Herman, Esq.
Email: matthew.herman@freshfields.com
Facsimile: +1 (212) 277 4001

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS
United Kingdom
Attention:  Simon Marchant
Email:  simon.marchant@freshfields.com
Attention:  Oliver Lazenby

Email:  oliver.lazenby@freshfields.com
Facsimile: +44 20 7832 7001

If to Janus, to:

Janus Capital Group Inc.
151 Detroit Street
Denver, CO  80206
Attention: David W. Grawemeyer, Esq.
Email:  david.grawemeyer@janus.com
Facsimile:  +1 (303) 639 6662

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
United States of America
Attention:  Ralph Arditi, Esq.
Email:  ralph.arditi@skadden.com
Attention:  David C. Hepp, Esq.
Email:  david.hepp@skadden.com
Facsimile:  +1 (917) 777 3860

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
Canary Wharf Group
40 Bank Street
London E14 5DS
United Kingdom
Attention:  Michael E. Hatchard
Email:  michael.hatchard@skadden.com
Facsimile:  +44 20 7519 7070

or such other address, facsimile number or email address as such party may hereafter specify by notice to the other parties hereto.

Section 5.6                                    Remedies.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.7                                    Severability.  If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 5.8                                    Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 5.9                                    Further Assurances; Ownership.  From time to time at the request of Henderson or Janus, and without further consideration, the Janus Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.  Nothing contained in this Agreement shall be deemed to vest in Henderson or Janus any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the respective Janus Stockholder, and neither Henderson nor Janus shall have any authority to direct the Janus Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.10                             Public Announcements.  To the extent legally permissible, the Janus Stockholder shall provide prior notice to and consult with Henderson and Janus before issuing any press release or making any other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement.

Section 5.11                             Counterparts.  This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.12                             Fees and Expenses.  Each party hereto shall pay its own fees and expenses (including those of its counsel and other advisors) incurred in connection with this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HENDERSON GROUP PLC

By:	/s/Andrew Formica
	Name:	Andrew Formica
	Title:	Chief Executive

[Signature Page to Voting and Support Agreement]

JANUS CAPITAL GROUP INC.

By:	/s/Richard M. Weil
	Name:	Richard M. Weil
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

DAI-ICHI LIFE HOLDINGS, INC.

By:	/s/Tatsusaburo Yamamoto
	Name:	Tatsusaburo Yamamoto
	Title:	Executive Officer

[Signature Page to Voting and Support Agreement]